Exhibit 10.3

FIRST AMENDMENT TO ASSET PURCHASE Agreement

THIS FIRST AMENDMENT TO ASSET PURCHASE Agreement (this “Amendment”) is entered into as of May 29, 2026 (the “Amendment Effective Date”) by and between SILVERSTONE ALEXANDRIA II OWNER, LLC, a Delaware limited liability company (“Seller”) and XRN ALEXANDRIA I LLC, a Delaware limited liability company (“Purchaser”) (each a “Party” and, collectively, the “Parties”).

BACKGROUND

WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated May 1, 2026 (the “Agreement”); and

WHEREAS, the Parties desire to amend certain terms and provisions in the Agreement as more particularly set forth below.

NOW THEREFORE, for the mutual covenants set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1.Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2.Vehicles. Seller and GMSC Alexandria LLC, a Texas limited liability company (“Manager”) are in the process of assigning the lease with Huntington Bank for a shuttle bus servicing the Community (the “Shuttle Bus Lease”) from Seller to Purchaser. Such assignment of the Shuttle Bus Lease is not anticipated to occur until after Closing. The Parties shall reasonably cooperate with one another to complete the assignment of the Shuttle Bus Lease as soon as reasonably practicable after the Closing Date and execute and deliver such additional documentation as is required in connection therewith. So long as Purchaser and/or Manager, as applicable, obtain and continue to maintain customary automobile insurance with respect to the shuttle bus and provide an insurance certificate in respect thereof to Seller as an additional insured, Seller and/or Manager, as applicable, shall have the right to use the shuttle bus and the existing license plates after the Closing Date until such time as the Shuttle Bus Lease has been assigned to Purchaser and new license plates are delivered to Purchaser and/or Manager if applicable. This Section 2 shall survive Closing.

3.Employee Matters. Notwithstanding that the fifth sentence of Section 4.9 of the Agreement provides that at Closing, Seller shall pay all employees any wages which are due as of the Closing Date, the Parties hereby acknowledge and agree that the next employee payment cycle will occur post-Closing and that any wages which are due as of the Closing Date will be paid to the employees post-Closing in the next employee payment cycle. Employee wages are prorated between Seller and Purchaser on the closing statements. This Section 3 shall survive Closing.

4.Liquor License Matters. Seller and Purchaser hereby acknowledge and agree that while Seller has applied for the Community’s initial ABC Retail liquor license (the “Initial Liquor License”), the Initial Liquor License will not be received prior to Closing. As of the Amendment

Effective Date, Seller has withdrawn its Initial Liquor License application and Purchaser has submitted its new Liquor License application. Because the Initial Liquor License will not be issued prior to Closing, Seller and Purchaser hereby acknowledge and agree that notwithstanding anything to the contrary set forth in Section 5.6(a) of the Agreement, the Continuation of Operations Permit and Interim Liquor License Agreement are inapplicable and there shall be no further obligation for Purchaser to apply for a Continuation of Operations Permit or for Seller or Purchaser to enter into an Interim Liquor License Agreement.

5.Parking Spaces. Reference to “twenty three (23) limited common element parking spaces” in Section B(iii) of the Recitals in the Agreement is hereby amended to “twenty (20) limited common element parking spaces”.

6.Conflicts. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall control.

7.Counterparts. This Amendment may be executed by email (in “.pdf” format) and/or in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed originals signatures for purposes of this Amendment.

8.Severability. In the event that any part of this Amendment shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Agreement and the remaining portions of this Agreement shall be valid and enforceable.

9.Binding Agreement. All terms, conditions, and covenants of the Agreement not otherwise modified herein are hereby ratified and confirmed, and this Amendment when executed by the Parties hereto will become a part of the Agreement and the Agreement shall remain in full force and effect.

10.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without regarding to its principles of conflicts of laws.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

[Remainder of page intentionally left blank]

SELLER:

SILVERSTONE ALEXANDRIA II OWNER, LLC, a Delaware limited liability company

By:	/s/ Matt Aubé
Matt Aubé, Chief Financial Officer

PURCHASER:

XRN ALEXANDRIA I LLC, a Delaware limited liability company

By:	/s/ Robert Kiernan
Name:	Robert Kiernan
Title:	CFO

[Signature Page to First Amendment to Purchase and Sale Agreement]